D A T A A S O F S E P T E M B E R 3 0 , 2 0 1 5 U N L E S S O T H E R W I S E N O T E D 2015 THIRD QUARTER RESULTS NASDAQ: FULT

FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements with respect to Fulton Financial Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Management’s “2015 Outlook” contained herein is comprised of forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, which have been filed with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

THIRD QUARTER HIGHLIGHTS Diluted Earnings Per Share Growth • $0.20 diluted earnings per share in 3Q15 • 4.8% decrease compared to 2Q15, as improvements in Net Interest Income and credit provision were more than offset by the loss on redemption of trust preferred securities (TruPS) Loans & Deposits • 2.2% increase in ending loans compared to 2Q15, driven by Commercial and Commercial Real Estate; 3.9% increase compared to 3Q14; 1.3% and 3.5%, respectively, increases in average loans, compared to 2Q15 and 3Q14 • 4.3% increase in ending deposits compared to 2Q15, driven by an increase in savings and demand deposits; 5.6% increase compared to 3Q14; 3.1% and 6.6%, respectively, increases in average deposits, compared to 2Q15 and 3Q14 Net Interest Income & Margin • 2.3% increase in net interest income and a 2 basis point decrease in net interest margin compared to 2Q15 • Refinanced $200 million in long-term FHLB debt in September 2015; future periods expected to reflect a reduction in pre-tax interest expense of approximately $800,000 per quarter Asset Quality • $1.0 million provision for credit losses; decreases in net charge-offs, non-performing assets and delinquencies compared to 2Q15 Non-Interest Income (Excluding Securities Gain) • Decreased 2.3% compared to 2Q15, primarily in mortgage banking income; increased 2.9% compared to 3Q14, reflecting increases primarily in other service charges and fees Non-Interest Expense • Increase compared to 2Q15 due primarily to $5.6 million loss on the redemption of TruPS in 3Q15; excluding this loss, non- interest expense increased 0.8% compared to 2Q15 and 3.0% compared to 3Q14 Capital Deployment • Capital levels remain well above regulatory minimums • Quarterly cash dividend to shareholders remained at 9 cents • 2.4 million shares repurchased during 3Q15, completing program announced in April 2015 • New $50 million repurchase authorization approved by the Board in October 2015 3

INCOME STATEMENT SUMMARY – QUARTERLY COMPARISON

FULTON FINANCIAL CORPORATION

	3Q15	Change from 2Q15	Change from 3Q14
	(dollars in thousands, except per-share data)		
Net Interest Income	$ 125,694	$ 2,774	$ (3,672)
Provision for Credit Losses	1,000	(1,200)	(2,500)
Non-interest Income	43,044	(1,030)	1,225
Securities Gains	1,730	(685)	1,649
Non-interest Expense	119,263	909	3,465
Loss on redemption of TruPS	5,626	5,626	5,626
Income before Income Taxes	44,579	(4,276)	(7,389)
Income Taxes	10,328	(1,847)	(3,074)
Net Income	$ 34,251	$ (2,429)	$ (4,315)
Per Share (Diluted)	$ 0.20	$ (0.01)	$ (0.01)
ROA	0.78%	(0.08%)	(0.12%)
ROE (tangible) (1)	9.11%	(0.72%)	(0.77%)
Efficiency ratio (1)	68.82%	(0.12%)	3.02%

- **Net Income of $34.3 million; a 6.6% decrease from 2Q15 and an 11.2% decrease from 3Q14**

- Net Interest Income
  - *From 2Q15*: Increase of 2.3% due to an extra day of interest in Q3 and a 2.0% increase in average earning assets, partially offset by a 2 bps decline in net interest margin (NIM)
  - *From 3Q14*: Decrease of 2.8% due to 21 bps decline in NIM, partially offset by 3.5% increase in average earning assets

- Loan Loss Provision

  $1.0 million provision in 3Q15 reflects continued improvements in asset quality

- Non-Interest Income
  - *From 2Q15*: Decrease of 2.3% driven by decreases in mortgage sale gains
  - *From 3Q14*: Increase of 2.9% due to increased merchant and debit card income and commercial loan interest rate swap fees

- Non-Interest Expenses
  - $5.6 million loss on redemption of trust preferred securities (TruPS) in Q315; excluding this loss:
  - *From 2Q15*: Increase of 0.8% due to higher other real estate expense, operating risk loss and software
  - *From 3Q14*: Increase of 3.0% due to higher staffing costs, marketing, software and data processing, partially offset by decreases in outside services, occupancy expense and professional fees

Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets

(1) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

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NET INTEREST INCOME AND MARGIN 5 Net Interest Income & Net Interest Margin ~ $730 million ~ $610 million $129.4 $128.0 $123.6 $122.9 $125.7 3.39% 3.31% 3.27% 3.20% 3.18% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Net Interest Income Net Interest Margin (Fully-taxable equivalent basis, or FTE) Average Interest-Earning Assets & Yields Average Liabilities & Rates $2.8 $2.9 $2.8 $2.8 $2.9 $12.9 $13.1 $13.1 $13.2 $13.4 3.90% 3.85% 3.83% 3.74% 3.68% 0.0% 2.0% 4.0% $- $4.0 $8.0 $12.0 $16.0 $20.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Securities & Other Loans Earning Asset Yield (FTE) $13.0 $13.3 $13.4 $13.5 $13.9 $1.7 $1.5 $1.4 $1.4 $1.3 0.73% 0.76% 0.80% 0.77% .72% 0.5% 0.7% 0.9% $- $4.0 $8.0 $12.0 $16. Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Deposits Borrowings Cost of Interest-bearing Liabilities ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS)

ASSET QUALITY ($ IN MILLIONS) 6 Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans 132.85% 134.26% 120.34% 113.34% 116.81% 1.47% 1.42% 1.37% 1.28% 1.25% 0.00% 1.00% 2.00% 3.00% 0.00% 25.00% 50.00% 75.00% 100.00% 125.00% 150.00% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Allowance/NPLs Allowance/Loans Net Charge-offs (NCOs) and NCOs to Average Loans Allowance for Credit Losses (Allowance) to NPLs & Loans $5.8 $8.2 $2.6 $12.4 $1.1 0.18% 0.25% 0.08% 0.38% 0.03% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 Q3 2014 Q4 2014 Q1 2015 2 5 3 2015 NCOs NCOs/Average Loans $3.5 $3.0 $(3.7) $2.2 $1.0 $(6.0) $(4.0) $(2.0) $- $2.0 $4.0 $6.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 $143.8 $138.5 $149.3 $149.5 $145.0 1.10% 1.06% 1.14% 1.13% 1.07% 0.00% 0.50% 1.00% 1.50% 2.00% $0.0 20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 NPL NPLs/Loans

NON-INTEREST INCOME, EXCLUDING SECURITIES GAINS ($ IN MILLIONS) 7 Non-interest Income, Excluding Securities Gains ~ $730 million ~ $610 million $41.8 $41.3 $40.6 $44.1 $43.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Mortgage Banking Income & Spreads Other Non-interest Income 1.32% 1.03% 1.11% 1.62% 1.17% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Gains on Sales Servicing Income Spread on Sales (1) $4.0 $3.7 $4.7 $5.3 $3.9 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40 $45.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Invt Mgmt & Trust Srvs Deposit Srv Chgs Oth Srv Chgs Other $37.8 $37.5 $35.9 $38.7 $39.2 (1) Represents Gains on Sales divided by total commitments to originate residential mortgage loans for customers.

NON-INTEREST EXPENSES ($ IN MILLIONS) 8 Non-interest Expense & Efficiency Ratio (1) ~ $730 million ~ $610 million $115.8 $117.7 $118.5 $118.4 $119.3 65.8% 67.5% 70.2% 68.9% 68.8% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Salaries and Employee Benefits & Staffing Other Non-interest Expenses 3,530 3,450 - 2,000 4,000 6,000 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Total Salaries Employee Benefits Average Full-time Equivalent Employees $62.4 $65.4 $65.0 $65.1 $65.3 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Occp & Equip Data Processing & Software Outside Srvs Other $53.4 $52.3 $53.5 $53.3 $59.6 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non- GAAP Reconciliation” at the end of this presentation.

COMPLIANCE & RISK MANAGEMENT $1.8 $2.1 $3.2 $4.3 $4.6 $1.4 $8.2 $4.8 $0.4 $1.5 13 26 30 45 47 0 5 10 15 20 25 30 35 40 45 50 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 (Projected) Salaries & Benefits Expense Outside Consulting Services# Temporary Employee Expense Staffing $0.8 YTD Sep 15: $3.1 YTD Sep 15: $3.9 $0.1 YTD Sep 15: $1.1 9 # Represents third-party consulting and legal services directly related to BSA/AML compliance program. 2015 and 2014 exclude $0.7 million and $0.6 million, respectively, of capitalized software costs. To tal A n n u al E xp e n ses , in m ill io n s • Strengthening Risk Management and Compliance infrastructures • Address deficiencies within BSA/AML compliance • Recent BSA/AML enforcement actions at the Corporation and banking subsidiaries • Significant investments in personnel, outside services and systems BSA/AML Compliance Program Expenses and Staffing To tal N u m b e r o f Em p lo ye e s at Pe rio d En d $1.8 $2.1 $3.2 $4.3 $4.6 $1.4 $8.2 $4.8 $0.4 $1.5 13 26 30 45 47 0 5 10 15 20 25 30 35 40 45 50 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 (Projected) Salaries & Benefits Expense Outside Consulting Services# Temporary Employee Expense Staffing $0.8 YTD Sep 15: $3.1 YTD Sep 15: $3.9 $0.1 YTD Sep 15: $1.1

PROFITABILITY & CAPITAL 10 ROA ROE (tangible) (1) Tangible Common Equity Ratio (1) Diluted Earnings Per Common Share 9.88% 9.96% 10.96% 9.83% 9.11% 0.00% 4.00% 8.00% 12.00% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 0.90% 0.88% 0.95% 0.86% 0.78% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. 9.3% 8.8% 8.9% 8.9% 8.6% 0.0% 4. 8. 12.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 $0.21 $0.21 $0.22 $0.21 $0.20 $- $0.05 $0.10 $0.15 $0.20 $0.25 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015

2015 OUTLOOK 11 Area Original – January 2015 Updated – September 2015 Loans & Deposits Annual average growth of 3%-7% Loans - Growth at lower end of range; Deposits - no change Net Interest Margin Compression of 0-4 bps per quarter, on average, based on the current interest rate environment Compression of 0-3 basis points in Q4 2015 Asset Quality Continued modest provision; volatility may occur due to individual credits No change Non-Interest Income Mid- to high- single digit growth rate Growth at, or just below, low end of range Non-Interest Expense Low- single digit growth rate Excluding impact of the $5.6 million loss on TruPS redemption in Q3 2015, growth at, or slightly above, high end of range Compliance, Risk Management and Technology Continued focus on program build- out No change Capital Continued commitment to return of capital to shareholders No change

NON-GAAP RECONCILIATION

FULTON FINANCIAL CORPORATION

Note: *The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
	Sep 30 2014	Dec 31 2014	Mar 31 2015	Jun 30 2015	Sep 30 2015
	(dollars in thousands)				
Efficiency ratio					
Non-interest expense	$ 115,798	$ 117,720	$ 118,478	$ 118,354	$ 124,889
Less: Intangible amortization	(314)	(315)	(130)	(106)	(5)
Less: Loss on redemption of TruPS					(5,626)
Numerator	$ 115,484	$ 117,405	$ 118,348	$ 118,248	$ 119,258
Net interest income (fully taxable equivalent)	$ 133,692	$ 132,614	$ 128,085	$ 127,444	$ 130,252
Plus: Total Non-interest income	41,900	42,101	44,737	46,489	44,774
Less: Investment securities (gains) losses	(81)	(848)	(4,145)	(2,415)	(1,730)
Denominator	$ 175,511	$ 173,867	$ 168,677	$ 171,518	$ 173,296
Efficiency ratio	65.80%	67.53%	70.16%	68.94%	68.82%

	Three Months Ended				
	Sep 30 2014	Dec 31 2014	Mar 31 2015	Jun 30 2015	Sep 30 2015
	(dollars in thousands)				
Return on Average Shareholders' Equity (ROE) (Tangible)					
Net income	$ 38,566	$ 37,949	$ 40,036	$ 36,680	$ 34,251
Plus: Intangible amortization, net of tax	203	205	85	69	3
Numerator	$ 38,769	$ 38,154	$ 40,121	$ 36,749	$ 34,254
Average shareholders' equity	$ 2,089,459	$ 2,052,211	$ 2,015,963	$ 2,031,788	$ 2,022,829
Less: Average goodwill and intangible assets	(532,271)	(531,955)	(531,732)	(531,618)	(531,564)
Average tangible shareholders' equity (denominator)	$ 1,557,188	$ 1,520,256	$ 1,484,231	$ 1,500,170	$ 1,491,265
Return on average common shareholders' equity (tangible), annualized	9.88%	9.96%	10.96%	9.83%	9.11%

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NON-GAAP RECONCILIATION (CON’T) 13 Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2014 2014 2015 2015 2015 Tangible Common Equity to Tangible Assets (TCE Ratio) Shareholders' equity 2,078,006$ 1,996,665$ 2,031,513$ 2,024,817$ 2,025,904$ Less: Intangible assets (532,117) (531,803) (531,672) (531,567) (531,562) Tangible shareholders' equity (numerator) 1,545,889$ 1,464,862$ 1,499,841$ 1,493,250$ 1,494,342$ Total assets 17,238,174$ 17,124,767$ 17,363,341$ 17,365,462$ 17,837,769$ Less: Intangible assets (532,117) (531,803) (531,672) (531,567) (531,562) Total tangible assets (denominator) 16,706,057$ 16,592,964$ 16,831,669$ 16,833,895$ 17,306,207$ Tangible Common Equity to Tangible Assets 9.3% 8.8% 8.9% 8.9% 8.6%

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